Exhibit 10.20

No.: YFCZZ(2022) No.015

Guangzhou Premises Lease Agreement

Guangzhou Premises Lease Agreement

Main Body

Article 1 Parties to this Lease Agreement

Lessor (Party A):	Moon King Limited

Lessee (Party B):	Shanghai Fendan Information Technology Co., Ltd.

In accordance with the relevant national, provincial and municipal laws, regulations and relevant provisions, Party A and Party B (or collectively, the “Parties”) have, in the spirit of equality and free will, entered into this Lease Agreement for mutual performance.

Article 2	Party A agrees to lease to Party B the premises located at Room 1302, 116 East Sports Road, Tianhe District, Guangzhou (YFDQZSZ No.0940006100) (“the Premises”) for office use with a gross floor area of 125.0000 square meters. (See Supplementary Agreement for details).

Article 3	Lease term (the “Term”) and rent as agreed upon between the Parties are as follows: (see Supplementary Agreement for details)

Term	Monthly Rent (in RMB)
	In number	In words
May 16, 2022 - June 30, 2022	Current rent 16,786.00	Sixteen thousand seven hundred and eighty-six
July 01, 2022 - May 31, 2024	16,786.00	Sixteen thousand seven hundred and eighty-six
June 1, 2024 - June 30, 2025	17,794.00	Seventeen thousand seven hundred and ninety-four

Note: If the Term exceeds 20 years, the excess shall be invalid.

The rent shall be settled on a monthly basis and paid by Party B to Party A through bank transfer before the 5th day of each month.

Article 4	Party B shall pay Party A a security deposit of RMB56,051.10. Party A shall return the security deposit (to Party B or offset the rent) at the end of the Term hereof or on the date of termination of this Lease Agreement. (See Supplementary Agreement for details)

Article 5	Main duties of the Parties:

1.	Both Party A and Party B shall fulfill the provisions of and their respective obligations under “Civil Code of the People’s Republic of China”, “Regulations on Urban Premises Lease in Guangdong Province”, “Regulations on Premises Lease in Guangzhou” and other relevant laws and regulations.

2.	Both Party A and Party B shall assist and cooperate with the relevant authorities in their investigation and handling of premises lease, premises safety, fire prevention, public security, family planning and the production and sale of counterfeit and shoddy goods.

Article 6	Rights and obligations of Party A: (see Supplementary Agreement for details)

1.	Party A shall deliver the Premises and relevant equipment to Party B for use in accordance with this Lease Agreement. If Party A fails to provide the Premises as agreed, it shall pay liquidated damages to Party B at ___ of the monthly rent for each and every day overdue.

2.	Party A’s responsibility for repairs: See Supplementary Agreement for details

3.	If Party A needs to transfer the Premises during the Term hereof, it shall notify Party B in writing ___________ months (not less than 3 months) prior; if Party A needs to mortgage the Premises during the Term hereof, it shall notify Party B in writing ___________ days prior.

4.	If Party B is found to have changed the structure or use of the Premises without permission, resulting in damage to the Premises, or if Party B has defaulted on the rent for more than / months, Party A shall have the right to terminate this Lease Agreement, take back the Premises and request Party B for payment of liquidated damages.

Article 7	Rights and obligations of Party B: (see Supplementary Agreement for details)

1.	Party B shall pay the rent to Party A on a timely basis. Otherwise, it shall pay liquidated damages to Party A at ___________ of the monthly rent for each and every day overdue.

2.	Party B’s responsibility for repairs: See Supplementary Agreement for details

3.	Party B shall, upon expiration of the Term hereof, return the Premises to Party A. If Party B needs to extend the Term hereof, it shall negotiate with Party A 180 days prior to the expiration of the Term hereof, and both Parties can otherwise enter into a separate agreement.

Article 8	Miscellaneous (see Supplementary Agreement for details)

Article 9	If either party (the “Defaulting Party”) fails to perform the terms hereof or violates the relevant laws and regulations and fails to make corrections within an agreed reasonable period of time after being notified, the liquidated damages caused thereby shall be borne by the Defaulting Party. (See Supplementary Agreement for details)

Article 10	If during the Term hereof, performance of this Lease Agreement is rendered impossible due to a force majeure event, both Parties shall negotiate with each other for settlement in a timely manner in accordance with the relevant laws and regulations.

Article 11	This Lease Agreement shall be made in seven copies, with four copies to Party A, two copies to Party B, and the remaining one copy to the street (town) housing management service center for filing, each with the same legal effect.

Article 12	In the event that any dispute occurs during the performance of this Lease Agreement, the Parties shall resolve the dispute through negotiation. If negotiation fails, the dispute shall be resolved in accordance with law through (1) of the following:

(1)	lawsuit with the people’s court where the Premises is located;

(2)	arbitration by Guangzhou Arbitration Commission.

Article 13	This Lease Agreement shall take effect as of the date when it is signed by the Parties. (See Supplementary Agreement for details)

Supplementary Agreement to “Guangzhou Premises Lease Agreement”

Lessor (Party A):	Moon King Limited

Lessee (Party B):	Shanghai Fendan Information Technology Co., Ltd.

This Supplementary Agreement (including the schedules and exhibits) (this “Supplementary Agreement”) is a supplement to “Guangzhou Premises Lease Agreement” (the “Main Body of the Lease Agreement”) signed by Party A and Party B in connection with Party A’s lease of the Premises, and is collectively referred to as the “Lease Agreement” together with the Main Body of the Lease Agreement and its schedules and exhibits. In case of any inconsistency or conflict between the Main Body of the Lease Agreement and this Supplementary Agreement and its schedules and exhibits, provisions in this Supplementary Agreement and its schedules and exhibits shall prevail. If “/” is entered into the blanks in the Main Body of the Lease Agreement and there is no provision in this Supplementary Agreement and its schedules and exhibits, the Parties shall be deemed to have made no agreement on such provision.

1. State of the Premises

1.1	Premises

The Premises rented by Party B from Party A hereunder is located at Room 1302, East Tower of Fortune Plaza (Moon King) (the “Building”), 116 East Sports Road, Tianhe District, Guangzhou (the “Premises”).

Party B makes it clear that the room number of the Premises is actually arranged by Party A, and Party A has the right to adjust the room number of the Premises after informing Party B in writing.

The copy of the property ownership certificate and floor plan of the Premises shall be attached to the Lease Agreement (see Exhibit II).

Both Parties confirm that the gross floor area of the Premises is 125.0000 square meters (see Schedule I).

1.2	Delivery standards

Party A shall deliver the Premises as is on May 16, 2022 (the “Scheduled Delivery Date”), and neither Party A nor Party B has any objection on the delivery time and delivery status.

2. Purpose

Party A agrees that Party B can use the leased Premises for office use (see Schedule I).

During the Term, Party B must obtain a valid business license (unified social credit code) and other necessary business documents.

3. Term

3.1	Term

The Term of the lease hereunder is set out in Part I of Exhibit I.

3.2	Delivery of the Premises

Party A shall deliver the Premises to Party B on the Scheduled Delivery Date on the premise that Party B has signed the Lease Agreement and paid all the amounts (rent for the initial period and security deposit, etc.) payable as agreed herein. Party B shall go to the office of the property management company (currently Guangzhou Yuexiu Yicheng Commercial Operation Management Co., Ltd., the “Property Management Company”) of the Building on the Scheduled Delivery Date to handle formalities for handover of the Premises and pay all the relevant amounts payable.

3.3	Party B’s delay in handling formalities for handover of the Premises

If Party B fails to go to the Property Management Company to handle formalities for acceptance and handover of the Premises on the Scheduled Delivery Date after paying all amounts payable, the Premises shall still be deemed to have been duly delivered to Party B on the Scheduled Delivery Date. Party A shall have the right to request Party B for payment of rent as of the Scheduled Delivery Date, default penalty (if any) as agreed herein and all other amounts payable and corresponding VAT.

If Party B’s failure to go to the Property Management Company to handle formalities for the acceptance and handover of Premises exceeds fifteen (15), Party A shall have the right to terminate the Lease Agreement prior, confiscate all the security deposit, and request Party B for compensation of all losses suffered thereby by Party A.

3.4	Premises Handover Letter

Party A and Party B agree to sign the “Premises Handover Letter” (the “Handover Letter”) when the Premises are delivered to Party B in accordance with Article 3.2 of this Supplementary Agreement to indicate their agreement on the provisions hereof. See Schedule IV to the Lease Agreement for template of the Handover Letter.

4. Taxes

4.1	VAT

Unless otherwise agreed by the Parties, all amounts payable by Party B to Party A under the Lease Agreement, including but not limited to rent, default penalty, etc. (collectively the “Payables”), shall be exclusive of VAT. Party A and Party B agree that the VAT corresponding to all Payables hereunder shall be borne by Party B, and each payment by Party B shall be accompanied by the corresponding VAT to Party A, i.e., the total amount of each payment shall be the Payables plus the corresponding VAT. If Party B pays only the Payables and fails to pay the corresponding VAT at the same time, it shall be deemed to have not paid the Payables in sufficient amount and shall be subject to default penalty.

The VAT shall be calculated and paid at a rate of [5%] of the Payables. If the government or Party A adjusts the tax rate according to the policy, the Parties shall apply the adjusted tax rate.

Party B agrees to entrust Guangzhou Yuexiu Yicheng Commercial Operation Management Co., Ltd. to handle formalities for withholding and paying income tax, VAT and surtax related to the rent hereunder. Party A shall transfer the amount of taxes to be paid by Party B according to law to Guangzhou Yuexiu Yicheng Commercial Operation Management Co., Ltd. for payment to relevant taxation authorities on behalf of Party B. Party B is obliged to provide assistance and provide relevant documents needed.

Party B shall make payment of the Payables and VAT under the Lease Agreement by itself, and shall not entrust it to a third party. Party A shall issue to Party B a receipt corresponding to the VAT paid, which shall be replaced by an official VAT invoice after Party A has completed payment of taxes.

4.2	Stamp duty

The stamp duty under the Lease Agreement shall be borne by Party A and Party B respectively in accordance with the law and paid by both Parties in a timely manner.

4.3	Taxes to be paid by owner of the Premises

Party A shall be responsible for paying all relevant taxes imposed on the owner of the Premises by Chinese laws and regulations related to the Premises.

5. Rent and property service fee

5.1	Rent

Party A and Party B agree that the rent of the Premises is set out in Part II of Schedule I. During the Term, Party B shall pay the rent to Party A as agreed herein.

5.2	Property service fee

Party B shall sign the “Property Service Contract” (the “Property Management Contract”) with the Property Management Company within 5 business days after the Lease Agreement is signed and before the Premises are used, and directly pay the utilities working capital, property service deposit and monthly property service fee (see the Property Management Contract for management standards and scope of services) to the Property Management Company. The monthly property service fee that Party B shall pay to the Property Management Company of the Premises are set out in Part III of Schedule I.

5.3	Payment term

(1)	The rent shall be calculated by calendar month, and Party B shall pay the rent of the current month to Party A before the 5th day of each month (in case of a statutory holiday, the payment shall be postponed to the first business day after the statutory holiday). Party A shall provide a receipt for the rent and VAT to Party B upon receipt of the rent and the corresponding VAT, which shall be replaced by an official invoice after Party A has completed payment of taxes. For a period less than a month, rent shall be paid based upon the daily rent (rent of the month/total number of days of the month) and the number of days that Party B uses the Premises. Initial rent shall be paid in accordance with paragraph (2) of this Article 5.3, and rent for the remainder of the Term of the Lease Agreement shall be paid by calendar month.

(2)	Party B shall pay a total of RMB[73,676.40] by lump sum to Party A before the Scheduled Delivery Date of the Premises, which comprises:

1.	RMB[16,786.00] as rent for the initial period (from May 16, 2022 to June 30, 2022) and RMB[839.30] as VAT;

2.	RMB[56,051.10] as security deposit.

(3)	Party B shall pay the stamp duty in accordance with law.

(4)	If Party B fails to make payment in accordance with paragraph (1) of this Article 5.3 hereof, and such delay exceeds fifteen (15) days, Party A shall have the right to terminate the Lease Agreement and request Party B for a default penalty equivalent to the security deposit hereunder.

5.4	Payment method

Party B shall pay the rent, property service fee and security deposit in RMB on their payment dates.

(1)	The rent, corresponding VAT and security deposit shall be paid through [2] of the following (the address and account number shall be subject to Party A’s separate notice in case of any change):

1.	Payment by check at the Service Center of Fortune Plaza on 7/F, Fortune Plaza, 114 East Sports Road, Tianhe District, Guangzhou, with the date on which Party A receives the check and amount on the check as the date and amount of Party A’s receipt. However, if the check cannot be cashed due to reasons on the part of Party B, Party B shall be deemed to have failed to make the payment;

2.	Bank transfer: Party B shall transfer the rent to the following account on or before the 5th day of each month (as per paragraph (1) of Article 5.3), and ensure that the rent is received before such date. The payment shall be deemed to have been received by Party A with the amount and on the date when it has actually arrived in the bank account designated by Party A. In case of any change to the said account, Party A shall notify Party B in writing, whereby Party B shall make payment of the Payables to the new bank account given by Party A as of the date it is notified.

Bank account designated by Party A:

Bank: Bank of China Guangzhou International Financial Center Sub-branch

Account name: [************]

Account number: [************]

All expenses incurred in connection with the payment hereunder (including but not limited to the service charge incurred by Party A in connection with Party B’s payment by telegraphic transfer) shall be borne by Party B.

(2)	The property service fee shall be paid by Party B in accordance with the Property Management Contract (see Article 5.2 of this Supplementary Agreement for details).

5.5	Liquidated damages for overdue payment

If Party B fails to make payment to Party A the Payables hereunder and the corresponding VAT on or before the agreed payment date, then, without affecting Party A’s other rights or remedies, Party A shall have the right to request Party B to pay, per day of delay, default penalty at [0.5%] of the amount not duly paid, until Party B has paid off all the said Payables, default penalty and other relevant expenses hereunder.

6. Security deposit

6.1	Payment and adjustment of security deposit

Party B shall pay the security deposit to Party A in the amount as set forth in Part V of Schedule I to the Lease Agreement and at the time as set forth in Article 5.3.2 to ensure that Party B complies with all provisions hereof. The security deposit shall be kept by Party A free of interest throughout the Term.

6.2	Deduction of the security deposit

In the event of Party B’s breach, non-compliance or non-performance of the Lease Agreement, then, without prejudice to any other right or remedies available to Party A for such breach, non-compliance or non-performance, Party A shall have the right to use the security deposit hereunder to offset all losses and damages (including but not limited to losses of all Payables such as rent) incurred thereby to Party A. In this case, Party B must, within five (5) business days after being notified by Party A in writing, make up the security deposit. If Party B fails to comply with the foregoing provisions, then Party A shall have the right, at its sole discretion, to immediately terminate the Lease Agreement and take back the Premises, and keep the security deposit. Party B shall also compensate Party A for all losses incurred thereby.

6.3	Return of the security deposit

Without affecting Party A’s other rights hereunder, Party A shall return the security deposit or the remainder thereof (if any) to Party B free of interest within thirty (30) business days after the Lease Agreement expires or is terminated in accordance with Article 17.1, Article 17.2 or Article 22 of this Supplementary Agreement and Party B returns the Premises to Party A in accordance with Article 8.1 hereof, makes all payments hereunder, cancels the business registration in accordance with Article 8.2 of this Supplementary Agreement and returns the original receipt of the security deposit. If the security deposit is not enough for the payments to be made by Party B, Party A shall have the right to request Party B for supplement.

6.4	Transfer of the security deposit

If during the Term of the Lease Agreement Party A needs to transfer or sell the Premises, Party A shall have the right to transfer the lease deposit or the remainder of the security deposit directly to the transferee after making any deduction in accordance with Article 6.2 hereof (whether with or without Party B’s consent), and Party B shall actively cooperate with Party A to handle formalities for the transfer.

7. Requirements for use, obligations for maintenance and decoration works

7.1	Party A’s liabilities for maintenance

(1)	Party A guarantees that the exterior wall, main structure, public facilities and equipment of the Building meet the standards for safe use, and shall be liable for maintenance of the Premises for any inherent problems and normal wear and tear.

(2)	At the request of Party B, Party A may arrange a contractor to assist Party B to carry out the maintenance work as required by Party B, and Party B shall bear the relevant expenses arising therefrom.

(3)	Party A shall make reasonable efforts to ensure that the Property Management Company conducts daily maintenance and repair of public facilities and equipment for any inherent problems and normal wear and tear.

7.2	Party B’s use of the Premises and liabilities for maintenance

(1)	Party B shall keep the interior, floor, interior wall, other decorative materials, wall, glass curtain wall, ground and roof finishes and ancillary facilities of the Premises in a clean, leasable and good working condition, and shall return the Premises to Party A in condition upon expiration or early termination of the Term. If Party B causes any damage to the original auxiliary equipment and facilities, Party B shall be liable for repair or renewal and bear all expenses incurred thereby.

(2)	If Party B finds that the Premises and its ancillary facilities are damaged or faulty or are likely to be damaged, or any person is injured in the Premises, or there is a fire or accident in the Premises, or there is or may be damage, breakage or defect in the plumbing, duct, electric wire, device, appendage or other facilities in the Premises, it shall immediately take necessary measures to reduce the loss and immediately notify Party A and the Property Management Company both orally and in writing.

(3)	Party B shall be solely liable for the maintenance, repair and renewal of the equipment and facilities added and/or transformed by Party B in the Premises and bear all expenses incurred thereby.

7.3	Decoration works

(1)	Party B may carry out interior decoration on the premise that it will not affect the structure and safety of the Building and the Premises, and the decoration plan shall be approved in writing by Party A and/or the Property Management Company, and relevant formalities shall be completed and written consent or approval shall be obtained from all necessary government departments. Party B shall bear all the expenses arising from the application for approval from the various government departments and the expenses related to the decoration. The Premises can only be put into use (or trial operation) after the decoration has been examined and approved by the fire department and other departments.

If the Premises hereunder already have a refined decoration when leased, then, no matter whether Party B carries out decoration by iteself or not, Party B shall abide by the fire control and other laws and regulations, and shall not put the Premises into use (including trial operation) until it is examined and approved by the fire department and other departments.

(2)	Before carrying out decoration works, Party B shall guarantee to purchase construction & erection all risks (including third-party liability insurance) from an insurance company at its own expense for the Premises and common areas in respect of the risks which may be encountered during the decoration period. The insurance policy must have Party A as the insured.

(3)	The approval by Party A or its agent or the Property Management Company of the floor plan, technical specifications, calculation data or other matters of Party B’s works shall not be deemed as implication, statement or certification of Party B’s compliance with the above laws, regulations and requirements.

(4)	Party B shall, at any time during the Term, modify the decoration of the Premises (including but not limited to fire-fighting equipment) at its own expense as required by any competent government authorities from time to time. If the said modification affects other lessees or users of the adjacent unit, Party B shall be solely liable for repairing any damage caused to the adjacent unit and bear all expenses arising therefrom, including but not limited to compensation for the adjacent lessees or users. Party A shall not bear any liability for this, and if Party A’s rights and interests are damaged as a result, Party B shall compensate Party A for all losses incurred thereby.

8. State of the Premises at the time of return

8.1	Restoration of the Premises

8.1.1 Party B shall contact Party A’s relevant departments (including but not limited to the Property Management Company) for return of the Premises at least thirty (30) days before the expiration or termination of the Term. Regardless of whether Party B has carried out any alteration works or installed any fixtures or attachments to the Premises (with or without Party A’s consent), Party B shall restore the Premises to its original state unless it is notified by Party A in writing that the Premises shall be partially restored or not restored. The restoration of the Premises shall be subject to Exhibit I “Return of the Premises and List of Equipment and Facilities”.

Party B shall compensate or repair any damage caused by it to the Premises and any equipment, facilities, appendages, devices or add-ons.

8.1.2 The Parties shall carry out the acceptance of the Premises and sign a handover letter regarding the return of the Premises. Party B shall return to Party A all the keys (if any) to the Building and the Premises.

8.1.3 If Party B fails to return the Premises to Party A in the state agreed in Article 8.1.1 of this Supplementary Agreement, Party A shall have the right to repair and dispose of the Premises appropriately and all expenses and fees arising therefrom shall be borne by Party B. Party A shall have the right to treat such expenses as debts and recover them from Party B.

8.1.4 Unless agreed in writing by Party A, Party B shall not, for any reason, require Party A to purchase any decoration, facilities or property purchased by Party B, or require Party A to pay any decoration compensation when returning the Premises.

8.2	Cancellation of business registration of the Premises

Within fifteen (15) days upon the expiration or termination of the Lease Agreement, Party B shall apply to the relevant departments for changing or canceling the use of the Premises by Party B and its affiliates as their registered address, and present relevant certificates to Party A. If Party B fails to complete the aforesaid formalities within the agreed period of time, Party B shall indemnify Party A for all losses thus incurred, including but not limited to the default penalty, intermediary fees, attorney fees and relevant VAT incurred for the delay in delivering the Premises to the new lessee. In this case, Party A shall have the right not to refund the security deposit to Party B in accordance with Article 6.3 of this Supplementary Agreement until Party B completes the aforesaid formalities.

9. Transfer, sublease and exchange of the Premises

Without the written consent of Party A, Party B shall not transfer, sublease, abandon, assign or exchange the Premises or any part thereof or any interest in the Premises to any other third party, whether or not by transfer, sublease, abandonment, assignment, exchange or other means to make the Premises or any part thereof be used or occupied by any organization, corporation, company or individual not a party to the Lease Agreement, and whether or not rent or other consideration has been paid. In the event of such unauthorized transfer, sublease, abandonment, assignment or exchange, Party A shall have the right to immediately terminate the Lease Agreement, and Party B shall immediately return the Premises to Party A in accordance with Article 8 of this Supplementary Agreement and compensate Party A for all losses incurred thereby.

9.1	Act deemed as transfer or sublease

For the avoidance of doubt, Party A and Party B hereby declare that the Lease Agreement is executed by an independent civil legal entity of Party B. Without affecting the validity of the above, any of the following, without the written consent of Party A, shall be deemed as breach of this Article (9) by Party B:

(1) If Party B is an individual (including the only surviving partner if Party B is a partnership), in the event of its death, insanity or other incapacity, its executor of estate, estate administrator, personal representative, immediate family or trustee uses, possesses, occupies or enjoys the Premises or any part thereof;

(2) Party B gives a power of attorney or similar authorization, and the authorized person thus obtains the right to use, possess, occupy or enjoy the Premises or any part thereof, or is in fact able to use, possess, occupy or enjoy the Premises or any part thereof.

10. Right of first refusal

Party A shall have the right to sell the Premises without prior written notice to Party B at any time during the Term. If Party A wants to mortgage the Premises, it is not required to inform Party B, and it is not required to ask Party B’s opinion on the purchase of the Premises before the parties involved agree to dispose of the Premises after the mortgage. Party B hereby expressly waives any prior right granted to it by law to purchase the Premises. Any change in the ownership of the Premises during the Term shall not affect the validity of the Lease Agreement, provided that Party A shall cause the transferee to confirm Party B’s rights under the Lease Agreement. After the transfer/sale becomes effective, the transferee shall enjoy the rights of the original lessor and assume the obligations of the original lessor. Party B shall sign a new lease agreement with the buyer in accordance with the Lease Agreement and handle relevant formalities. Party B shall perform contractual obligations and enjoy contractual rights to the new property owner from the date specified by Party A, and Party A shall dispose of the security deposit paid by Party B in accordance with Article 6.4 of this Supplementary Agreement. If Party B refuses to sign the lease agreement with the buyer on this basis, Party A shall have the right to regard Party B as having terminated the Lease Agreement and require Party B to bear the liability for breach in accordance with relevant provisions hereof.

11. Insurance

Party A and Party B agree as follows on the insurance of the Premises during the Term:

11.1	Party B’s liability to purchase insurance

During the Term, Party B shall purchase insurance for its own assets and business.

11.2	Party B’s commitment to the validity of insurance

Party B shall ensure that, during the Term, no fire or other insurance (including but not limited to public liability insurance) for the Building or any part thereof shall be invalidated or premiums increased for such insurance by any act of Party B and/or any Such Persons.

If any act of Party B invalidates such insurance or increases the premium for such insurance, then, without prejudice to any other right and remedies to Party A, all liabilities and losses arising therefrom shall be borne by Party B.

12. Rights and obligations of Party A

12.1	Facilities for advertising

Party A shall have the right to construct and erect signs, posters and advertising boards on the rooftop, exterior walls and podium platform of the Building outside the Premises.

12.2	Rights reserved by Party A

Party A’s request for or collection of liquidated damages for overdue payment from Party B under the Lease Agreement shall not prejudice or affect Party A’s exercise of any other right and remedies provided herein (including the right to take back the Premises).

12.3	Party A’s acceptance of rent not deemed as a waiver

(1)	Party A’s acceptance of rent or other expenses paid by Party B shall not be deemed as a waiver of Party A’s right to hold Party B liable for Party B’s breach of any of its liabilities hereunder.

(2)	Understanding does not mean waiver. Party A’s understanding, forgiveness or neglect of any delay in performance, breach, non-compliance or non-performance of any obligations, liabilities, undertakings, agreements, covenants, terms and conditions hereunder by Party B at any time shall not constitute or be deemed by Party B to be a waiver of Party A’s right to any continued or subsequent delay in performance, breach, non-compliance or non-performance, and Party A’s rights and remedies to such continued or subsequent delay in performance, breach, non-compliance or non-performance shall not be prevented or affected in any way. Any act or omission of Party A shall not be construed as and shall not imply a waiver of Party A unless expressly waived by Party A in writing.

(3)	Any consent of Party A shall be construed as consent to specific matters relating to such consent and shall not in any way be construed as a waiver of any provision of the Lease Agreement, and shall not be construed as not requiring special written consent of Party A in the future unless expressly agreed.

12.4	Inspection of the Premises by potential lessee

Within a period of six (6) months prior to the expiry of the Term, Party A and/or Party A’s agent shall, upon prior notice to Party B, have the right to bring any potential lessee or person concerned to inspect the Premises at all reasonable times within six (6) months before the expiry or termination of the Term.

12.5	Party A’s naming right

Party A reserves the right to name the Building. Party A may, upon giving Party B [30] days’ prior written notice, change the name of the Building without any compensation to Party B or any other person.

12.6	Party A’s alteration works

Party A or its representative reserves the right to alter, repair and temporarily close the common areas of the Building or parts thereof, including walkways, doors, windows, electrical appliances, cables and wires, water pipes, gas pipes, elevators, automatic staircases, fire protection, security equipment, air conditioning equipment, etc., at any time during the Term without the consent of Party B, except that Party A shall promptly notify Party B in writing if it affects Party B’s production and operation or its purpose of lease, and reserves the right to replace the overall structure, layout and arrangement of the common areas of the Building.

12.7	Rules and regulations

Party A and/or the Property Management Company reserve the right to make, introduce or modify, adopt or repeal from time to time any management rules and regulations (including the rules and regulations of the Building) which they deem necessary for the operation and maintenance of the Building as a first class complex.

12.8	Delivery of the Premises

Party A is obliged to deliver the Premises to Party B within the period of time agreed herein.

12.9	Party A’s assistance

If Party B needs Party A’s assistance in providing various materials, Party A shall provide the necessary materials for planning, environmental protection, communication, fire control, sanitation and other procedures agreed by the state that are required or may occur in the registration, operation and decoration of Party B. Party B shall bear all expenses incurred in its application for approval.

If Party B needs to hold a celebration or party, then, with the prior written consent of Party A, Party A shall make reasonable efforts to ask the Property Management Company to assist Party B in making such arrangements, provided that Party B shall pay the relevant fees and bear the liabilities as agreed in Article 13.20 of this Supplementary Agreement.

12.10	Sign

Party A shall have the right to mark Party B’s name on specific signs in the uniform characters and fonts designated by Party A.

12.11	Maintenance of common parts

Party A shall use reasonable efforts to arrange the Property Management Company to:

(1)	Maintain, keep lighting, clean, operate and serve the common parts of the Building;

(2)	Keep the common parts, toilets and other parts available for common use of the Building in a clean and good condition;

(3)	Maintain the Building’s elevators, escalators, fire and security services, equipment, air conditioning and other facilities in good working order.

12.12	Purchase of insurance

Party A shall purchase the insurance required by law for owners and keep the insurance valid.

12.13	Compliance with laws

Party A must abide by Chinese laws and regulations governing the Lease Agreement. In case of violation and failure to perform within a reasonable period after being notified, Party A shall bear the liabilities for any losses caused by reasons on its own part.

12.14	Party A’s publicity and promotion

Party B agrees that Party A or its representative may, upon prior written notice to Party B, use the trademarks, logos or product pictures of Party B’s brand in external publicity materials without additional payment. Party B agrees that Party A may use the publicity and promotion materials provided by it in we-media, brochures and other materials related to the publicity of the Premises, and ensures that the publicity and promotion materials provided to Party A are from legitimate sources and will not infringe the rights and interests of any third party; otherwise, all disputes and liabilities arising therefrom shall be settled and borne by Party B.

13. Rights and obligations of Party B

13.1	No interference

Provided that Party B pays the rent, property service fee and other fees as agreed herein and complies with and properly performs this Supplementary Agreement, Party B shall have the right to enjoy the Premises during the Term without any unlawful interference from Party A or its representative.

13.2	Signs and nameplates

(1)	Party B shall, at its own expense and in accordance with the Rules and Regulations of the Building (as defined in Article 13.4 of this Supplementary Agreement), make nameplates and install them in the agreed form and designated location.

13.3	Compliance with laws

Party B shall comply with all applicable Chinese laws, regulations, rules, orders, and requirements of relevant Chinese government departments. If Party B’s act or omission violates relevant laws, regulations and/or provisions, which causes any loss to Party A, Party B shall be fully liable for compensation to Party A.

13.4	Compliance with rules and regulations

Party B shall strictly comply with all the management rules and regulations of the Building, including but not limited to the Property Management Contract, the decoration code and the tenant manual, and all the rules and regulations concerning the management, use and maintenance of the Building as amended and formulated from time to time (collectively the “Rules and Regulations of the Building”). Such rules and regulations shall become effective after Party A or the property management company designated by Party A makes a public announcement or written notice to Party B. Party B confirms that before signing the Lease Agreement, it has received the Property Management Contract, the decoration code and the tenant manual, and agrees to the contents thereof.

13.5	Licenses, approvals and permits

Party B shall obtain the business license (unified social credit code) and all other necessary licenses, approvals and permits stipulated by laws and regulations (including but not limited to fire acceptance certificate, if any) before starting and operating its business in the Premises. Party B shall ensure that such licenses, approvals and permits (if any) are in full force and effect during the Term and that it complies in all respects with the provisions of such licenses, approvals and permits (if any).

Party B shall, in accordance with the relevant local provisions on premises lease management, handle formalities for registration of the Lease Agreement with Party A in a timely manner; otherwise, Party B shall bear the legal liabilities arising therefrom.

If Party B signs the Lease Agreement as an individual and intends to register a new company, Party B shall complete the registration of the new company within 3 months from the date of signing the Lease Agreement and submit a written application to Party A for the modification of the Lease Agreement.

13.6	Legitimate use and operation

Party B shall use the Premises only for the purposes set forth in Part IV of Schedule I hereto. Party B shall not use the Premises for any illegal or immoral purposes, and shall not engage in any activities that will adversely affect the goodwill and reputation of Party A or the Building. If Party B violates the provisions of this Article 13.6, it shall bear all liabilities and consequences caused by its improper operation or/and unlicensed operation, and bear any loss, damage or legal liability incurred thereby to Party A.

13.7	Interference with management, maintenance, installation or related works

Party B shall not interfere in any way with the management, maintenance, installation or related works of the Building carried out by Party A or any person appointed by Party A. Party B shall allow Party A, its agent (with or without workers) and all Party A’s authorized personnel (with or without tools) to enter the Premises for routine maintenance work at all reasonable times, or for all necessary works for environmental, anti-theft and fire protection purposes and all additions or demolitions to the Building. Party B and/or Such Persons shall not lodge any complaint and/or claim compensation against Party A as a result.

13.8	Alteration and additional works

Without the prior written consent of Party A, Party B shall not alter, dismantle or damage the building structure of the Premises and the equipment and facilities provided by Party A or the Property Management Company.

(1)	Party B shall obtain the written consent of Party A before carrying out or permitting to carry out any alteration or additional works (whether structural or not) to the Premises or any part thereof, whether to the interior or exterior of the Premises, any fixtures or equipment, or to electric wires or electrical/mechanical installations, fire-fighting equipment, air conditioning systems, plumbing and drainage systems, or to service system of the Building or any of the above equipment, or dismantlement, alteration or removal of any part of the doors, windows, partitions or equipment of the Premises.

(2)	Party B shall obtain the written consent of Party A before changing or in any way altering the appearance of the standard entrance to and from the Premises provided by Party A.

(3)	Party B shall obtain the written consent of Party A before installing or refitting locks, deadbolts or adding other devices at the fire exit and the entrance of the Premises, or moving or changing the above entrance in any form.

(4)	Party B shall obtain the written consent of Party A before installing, setting up, attaching or allowing to install, set up or attach any machinery, machine, mechanical equipment, facilities, air conditioning or heating system in the Premises and/or any part thereof in any form.

13.9	Destruction of structures, fixtures, etc.

Party B shall not damage or destroy any structures, fixtures, canopies, decorations and devices inside and outside the Premises, including central air conditioning system, mail guide chute, waste chute, hall, passageway, drainage wall, wall, glass curtain wall, partition, roof, etc.; otherwise, Party B shall pay Party A the expenses incurred in repairing such destroyed objects or cleaning up.

13.10	Damage to common areas or their equipment

Party B shall neither place, install or attach any wire, cable or any other object or thing in or over any common area or any part of the Building, nor destroy or damage any structural part, wall or roof of the Building or staircases and elevators in any common area or other facilities of the Building. Party B shall pay Party A or its representative the cost of repairing the destroyed or damaged common area or any part of the Building or any of the above objects or things caused by the fault of Party B and/or Such Persons (as defined in Article 13.26 of this Supplementary Agreement).

13.11	Structural load

Party B shall not install any object or appliance weighing more than [150] kg per square meter in the Premises. If Party B needs to install or place any items in the Premises that exceed the weight limit, it shall obtain the prior written consent of Party A or its representative and take structural measures to strengthen the Premises before installing or placing the overweight items.

13.12	Load increase

Party B shall obtain the prior written approval of Party A or its representative for any change, relocation or increase in the load of electricity and water installations and central air conditioning in the Premises.

13.13	Public facilities and greening

Party B shall not damage or deface any part of the Building or any decorative appearance of the common areas, staircases, elevators and escalators of the Building, including any trees, plants and shrubs thereof.

13.14	Unobstructed use of common areas

(1)	Party B shall not block any entrances, exits, staircases, platforms, passageways, escalators, elevators, lobbies or other common areas, stack any boxes, cartons, garbage or other obstacles of any kind or nature, or lay, install, erect or attach any wires, cables or other objects or things in the Building or/and around the Premises.

(2)	Without giving notice, Party A or its representative shall have the right to clean up and dispose of any boxes, cartons, garbage or other obstacles of any kind or nature left or not disposed of by Party B in the Building and/or around the Premises and/or in the common areas in such ways as Party A or its representative deems appropriate. Party A or its representative shall not, therefore, be liable to Party B or any other person. Party B shall pay Party A or its representative all expenses incurred thereby to Party A or its representative.

13.15	Shared parts and facilities

Party B shall not hinder other lessees and users of the Building from using the common parts and public facilities and equipment of the Building.

13.16	Blockage of water supply and drainage system

Party B shall, at the request of Party A or its representative, immediately pay Party A or its representative all expenses incurred in the cleaning and removal of any rupture, blockage or damage to water pipes, ditches or pipelines caused by Party B’s improper or negligent use of such water pipes.

13.17	Security system

Party B shall ensure that Party B’s security system at the entrance of and in the Premises is valid and in good working condition at all times. If such system is connected with the security system provided and operated by Party A for the Building, Party B shall ensure that its system does not conflict with Party A’s security system.

13.18	Explosives and dangerous goods

Party B shall not place or store any weapons, ammunitions, gunpowder, saltpeter, kerosene or other articles that may cause explosion or combustion or dangerous goods, or inflammable, explosive, highly toxic, highly corrosive substances or compressed and liquefied gases or other dangerous goods in the Building or the Premises at any time.

13.19	Use of the Premises for manufacturing and storage

Party B shall not use the Premises for manufacturing goods or commodities or for storage, except for the small amount of storage suitable for Party B’s business needs.

13.20	Celebration activities

Party B shall obtain the prior consent of Party A for celebration activities or party in other parts of the Building outside the Premises. Party B shall bear all liabilities and any expenses arising therefrom, including but not limited to rental costs for the venue, additional power connection costs and labor costs, electricity charges, service fees, security personnel, staff deployment and other expenses.

13.21	Fire

Party B shall not carry out or permit to carry out any act or event that may cause any fire in the Building or otherwise violate fire protection laws and regulations.

13.22	Incense and candle burning with open flame, no interfering decorations

Party B or Such Persons stated in Article 13.26 shall not burn incense or candles with open flame in the Premises or any part of the Building, and shall not install, lay, place and/or hang idols, designs, layouts or decorations outside the Premises or in any part of the Building that will cause interference to Party A and other lessees.

13.23	Deduction requirements

During the Term, Party B shall not, for any reason, make any deductions from the Payables and the corresponding VAT payable to Party A.

13.24	No authorization of the use

During the Term, Party B shall not authorize any third party to use or occupy the Premises or any part thereof without the prior written consent of Party A.

13.25	Name change

If Party B needs to change its name, it shall notify Party A in writing within [three (3)] days after the name change and provide Party A with relevant documents as proof. If so requested by Party A, both Parties shall enter into a supplementary agreement on Party B’s name change as a supplement to the Lease Agreement.

13.26	Such Persons

Party B shall cause its partners, transferees, successors, licensees, invitees, employees, laborers, agents, builders, contractors and their employees and laborers (collectively “Such Persons”) to observe and perform all terms and conditions to be observed or performed by Party B hereunder. If Party A and/or any other third party suffer losses caused by breach of the Lease Agreement due to any act, negligence, fault or omission of Such Persons, Party B shall be liable for compensation and legal liabilities arising therefrom.

13.27	Pasting

Party B shall obtain the written consent of Party A before lacquering, painting, using or pasting any thing or object on the common areas or public facilities and equipment of the Building, or on the inside or outside of the Premises, window frames, glass or walls.

13.28	Use of the Building name

Party B shall obtain the prior written consent of Party A for use of the name and logo of the Building or the Premises or the pictures, statements and portraits of the name and logo for any purpose other than to indicate the address and location of the office. Party B shall not make/release any act/information/material that misleads the public to believe that Party B has an association with the owner or with Guangzhou Yuexiu Group Co., Ltd., Yuexiu Property Company Limited, Yuexiu Real Estate Investment Trust Asset Management Co., Ltd., or Yuexiu Real Estate Investment Trust.

13.29	Odor

Party B shall not produce, penetrate or leak into the Premises or permit to produce, penetrate or leak into the Premises any gases or odors which Party A deems objectionable, unusual, poisonous or harmful.

13.30	Disturbance

Party B shall not do anything in the Premises that may disturb Party A, the lessees and users of other premises, or the owners, lessees or users of any building adjacent to the Building. If Party B fails to make correction upon being notified twice by Party A or its representative, Party A may deem that Party B has violated the Lease Agreement, and without affecting any of its other right and remedies, Party A shall have the right to terminate the Lease Agreement and take back the Premises at its sole discretion.

13.31	Changes to Party B

If Party B is a company, Party B shall promptly notify Party A in writing of its takeover, acquisition, reorganization, aggregation, merger, automatic liquidation, or any change of any shareholder who owns all or a substantial portion of the voting shares or any person who otherwise controls the company.

13.32	Party B shall be solely liable for the management of the equipment, facilities, property and personnel in the Premises and bear all losses and legal consequences arising therefrom. Party B shall strictly implement the relevant laws and regulations on production safety and fire prevention, as well as the production safety management system formulated by Party A for lessees, sign the safety responsibility statement (agreement) with the Property Management Company to carry out the safety work inside the Premises, regularly carry out safety inspections, actively cooperate with Party A and the Property Management Company to carry out safety inspections, and timely rectify hidden dangers found. The legal representative or person in charge of Party B shall be the person in charge of fire prevention.

13.33	Priority to renew the lease

Upon the expiration of the Term, if Party B does not breach the Lease Agreement during the Term, and Party A continues to lease the Premises, Party B shall have the priority to rent the Premises under the same conditions. If Party B intends to renew the lease, it shall apply to the Party A six (6) months prior (i.e., before December 31, 2024) and sign a new lease agreement upon mutual agreement. The rent for the renewed lease shall be based on the market rent at the time of the renewed lease and negotiated separately during the renewal. If no renewal agreement is reached two months before the expiration date (i.e., before April 30, 2025), the Lease Agreement and other relevant agreements shall be automatically expire on the expiration date, and Party B shall be deemed to have automatically given up the priority to rent the Premises.

14. Party A’s liabilities

14.1	Compensation to Party B

If any personal or property damage or loss is caused to Party B in the Premises or the Building by Party A’s fault or intentional failure to comply with its liabilities hereunder, Party A agrees to compensate Party B for the direct economic losses.

14.2	Party A’s breach

If Party A fails to inform Party B before signing the Lease Agreement that the Premises have been mortgaged or the transfer of property right has been restricted before the lease, and Party B suffers losses or the Lease Agreement cannot be performed due to the mortgage, Party A shall be liable for compensation.

15. Party B’s liabilities

15.1	Compensation to Party A

Party B shall compensate Party A for all liabilities, claims, demands, actions, lawsuits, damages, recoveries, losses, disbursements and expenses directly and indirectly resulting from or arising from its use or occupation of the Premises, alteration works, additional works or repair of the Premises, non-compliance with any of its obligations hereunder, or any act, fault, negligence or omission of Party B and Such Persons.

15.2	Compensation for damage

If any personal injury or property loss or damage of Party A or any third party is caused directly or indirectly by failure or damage of the Premises or any part thereof, the fixtures and facilities, which is not due to Party A, during the period when the Premises are rented by Party B, including but not limited to: (1) fire, smoke or water overflow; (2) failure of any electrical device, appliance or wire; (3) blockage, damage or failure of water pipes or toilets, etc., Party B shall be fully liable, unless Party B proves that it is not due to Party B.

15.3	Compensation for damage to the Building

Party B shall compensate and be fully liable for any direct or indirect damage to the Building (including but not limited to any common areas) or the equipment and facilities due to reasons on the part of Party B or any personal injury or property loss or damage to Party A and/or the Property Management Company and/or any person due to reasons on the part of Party B and Such Persons.

15.4	Unlicensed operation

If Party A is jointly and severally liable due to Party B’s unlicensed business conduct, Party B shall compensate Party A for any loss, damage to Party A (including damage to Party A’s reputation) due to its omission and/or act.

16. Exemption from liability

Unless caused by the fault of Party A, Party A shall not be liable for the personal and property safety in the Premises, the temporary suspension of public facilities due to the maintenance and renovation of any part of the Premises, or the temporary interruption of water, electricity and other supplies in the Premises. Neither party shall be liable for any damage to the Premises or losses suffered by Party B or Such Persons due to natural disasters, toxic gases, wars, government acts or other force majeure events.

Party B shall not request for termination of the Lease Agreement or exemption from paying or deducting rent, property service fee, service fees (if any), public facility fees, other fees or any part thereof due to events of the above.

17. Conditions for termination of the Lease Agreement

17.1	Material damage

If any insurance is invalidated directly or indirectly not due to an act of Party B, and the whole or a major part of the Premises is damaged or destroyed by fire, flood, storm, typhoon, construction defects, termites, earthquake, land subsidence or any disaster beyond Party A’s control, making it unfit for use or occupation, and the Premises are not rebuilt or reconstructed within three (3) months after such damage or destruction, either Party may notify the other Party in writing of termination of the Lease Agreement without liability to each other. Under the foregoing circumstances, Party A shall have no obligation to rebuild or reconstruct the Premises. Both Parties may negotiate and decide on the rent adjustment plan from the day following such damage or destruction to the Premises, which makes it unfit for use or occupation, until the Premises are rebuilt or reconstructed.

Without prejudice to the continuation of the right of either Party to claim against the other Party or to the breach of any provisions hereof prior to the termination of the Lease Agreement, and without prejudice to Party A’s right to request Party B for payment of rent, property service fee and other expenses before the aforesaid damage or destruction to the Premises, the Lease Agreement shall terminate on the date of receipt of a written notice by the one Party given by the other Party in accordance with this Article 17.1.

17.2	Conditions for termination

Both Parties agree that during the Term, under any of the following circumstances, either Party may terminate this Lease Agreement without liability to the other Party:

(1)	The land use right within the occupied area of the Premises is recovered in advance according to law;

(2)	The Premises are requisitioned according to law for social and public interests;

(3)	The Premises are included in the scope of premises demolition according to law due to the needs of urban construction;

(4)	The Premises are damaged, lost or identified as dangerous.

18. Party A’s right to terminate the Lease Agreement

Without affecting Party A’s other rights under laws, regulations and the Lease Agreement, Party A shall have the right to terminate the Lease Agreement and take back the Premises or any part thereof at any time after the occurrence of any of the following:

(1)	Party B withholds or delays in payment of the rent, property service fee, utilities or other charges and default penalty for late payment (if any) and all other Payables and corresponding VAT or any part thereof for more than [30] days, and/or the total amount withheld or delayed exceeds one (1) month’s rent;

(2)	Party B changes the use of the Premises without the written consent of Party A;

(3)	Party B subleases or lends the Premises to others without the written consent of Party A;

(4)	Party B fails to operate legally with permits as agreed herein, including failure to obtain business license, fire acceptance certificate and other necessary government approvals;

(5)	Party B interrupts, stops or threatens to interrupt or stop its business, or Party B goes bankrupt or enters into compulsory or voluntary liquidation, or a receiver or receiver and administrator are designated for all or any assets or business of Party B, or an application for liquidation of Party B is filed, or Party B is seized or has its business license revoked by relevant government authorities;

(6)	Party B and/or its affiliates are publicly reported by the news media (including but not limited to coverage on TV news, print media and new media) for any illegal or suspected illegal activities, are asked by a judicial authority to assist in law enforcement, are found to be suspected of breaking the law or subjected to enforcement measures, or are proved by evidence that their bank accounts have been frozen or that most of their staff/assets have been evacuated;

(7)	The Premises are seized or enforced due to disputes over creditor’s rights of Party B or its goods and property;

(8)	Party B or Such Persons conduct in the Premises or use the Premises for illegal and criminal activities, or use the Premises for the possession of contraband, inflammable, explosive and other dangerous chemicals;

(9)	Party B arbitrarily changes, dismantles or damages the structure and fixtures of the Building or the Premises, or seriously violates the management order of the Building, thereby affecting the safe use of the Building and the Premises, or damaging the legitimate business rights and interests of other lessees;

(10)	Party B violates other provisions of the Lease Agreement and refuses to make correction upon request of Party A.

19. Party B’s right to terminate the Lease Agreement

Party A and Party B agree that Party B shall have the right to terminate the Lease Agreement at any time after the occurrence of any of the following:

(1)	Party A fails to deliver the Premises on time and still fails to deliver the Premises within thirty (30) days after being notified by Party B;

(2)	The Premises delivered by Party A have serious defects that make it impossible to realize the purpose of the lease, and Party A fails to take reasonable measures to repair the defects within thirty (30) days after being notified in writing by Party B.

20. Handling of Party A’s breach

(1)	If Party A causes damage to the Premises and fails to take measures to repair the damage within a reasonable time after being notified in writing by Party B, Party B may do the repair at the expense of Party A.

(2)	Unless otherwise agreed in this Supplementary Agreement, if Party A terminates the Lease Agreement without mutual consent, or if Party B terminates the Lease Agreement due to the circumstances mentioned in Article 19 of this Supplementary Agreement, Party A shall pay the security deposit plus an amount equivalent to the security deposit to Party B.

21. Handling of Party B’s breach

21.1	Compulsory measures

If Party B fails to pay Party A the rent and/or security deposit and other Payables and corresponding VAT agreed herein within the agreed period of time for more than 2 times in total, then, without affecting Party A’s other rights hereunder (including the collection of default penalty for late payment, termination of the Lease Agreement and taking back the Premises as described above), Party A shall have the right to take necessary compulsory measures (including but not limited to cutting off water and power supply, restricting Party B and Party B’s related personnel from entering and leaving the Building or the Premises, or locking up the Premises, etc.) to urge Party B to pay the relevant Payables, provided that all consequences arising therefrom and all expenses incurred thereby shall be deducted from the security deposit of Party B.

21.2	Cutting off water and power supply

If Party B fails to move out of the Premises on time after the expiration or termination of the Lease Agreement, then, without affecting Party A’s other rights hereunder (including the right to terminate the Lease Agreement and take back the Premises as described above), Party A shall have the right to cut off the water and power supply of the Premises, provided that all consequences arising therefrom and all expenses incurred thereby shall be deducted from the security deposit hereunder.

21.3	Disposal of the property left by Party B

If the Lease Agreement expires or is terminated and Party B fails to empty the Premises and move out as agreed herein, Party A and Party B agree to the following:

Party A shall have the right to enter the Premises in any way it deems appropriate (including jointly with the Property Management Company) to count and remove any property, any decoration, furniture, goods, materials, equipment or other articles left in the Premises, make a list of the left property and arrange another place for storage (the storage period shall be 15 days from the date of Party B’s breach, and Party A shall have the right to dispose of it as unclaimed property after the period) to take back the Premises. In this case, Party A shall not be liable to Party B for any breach or infringement, Party B or/and any third party shall not raise objections or claim compensation against Party A, and Party A shall have the right to claim against Party B for all expenses incurred in cleaning and disposing of the aforesaid articles.

If Party B vacates and moves out the Premises during the Term hereof without prior notification to Party A, Party A shall have the right to assume that Party B has moved out the Premises, and Party A may enter the Premises and exercise the aforesaid rights in this Article 21.3 five (5) days thereafter.

21.4	Party B’s liability for compensation

(1)	Party B shall empty the Premises on or before the expiration or termination of the Lease Agreement and return the Premises to Party A n accordance with Article 8.1.1 of this Supplementary Agreement. If the Premises are not returned within the specified period, Party A shall have the right to take necessary measures to take back the Premises in accordance with Article 21.3 of this Supplementary Agreement immediately, and Party B shall, per day of delay, pay to Party A as site occupation fee at twice the daily rent based upon the rent for the last month before expiration or termination of the Lease Agreement. In addition, Party B shall compensate Party A for all losses incurred thereby, including but not limited to liquidated damages incurred by Party A for delaying the delivery of the Premises to the new lessee. The payment of such occupation fee, compensation, etc., shall not constitute or be deemed as Party A’s consent or implied consent to the renewal of the Term.

(2)	Unless otherwise agreed in this Supplementary Agreement, if Party B terminates the Lease Agreement (including evacuating the Premises) without prior written consent of Party A, or Party A terminates the Lease Agreement due to the circumstances specified in Article 18 of this Supplementary Agreement, Party A shall have the right to keep the security deposit paid by Party B, the rent prepaid but not yet used and the corresponding VAT as liquidated damages. Party B shall return the Premises to Party A within the period specified by Party A in accordance with Article 8.1.1 of this Supplementary Agreement and pay all the Payables incurred during the use of the Premises to Party A. If the aforesaid liquidated damages are not sufficient to cover the losses suffered thereby by Party A (including but not limited to attorney fees, litigation fees and all fees that Party A may collect in accordance with the provisions hereof during the remaining period hereof). Party A may request Party B for payment of the amount not yet recovered.

22. Party A’s decision on reconstruction

If at any time during the Term, Party A decides (a board resolution issued by Party A shall be deemed as valid proof) to reconstruct, rebuild, renovate or demolish the Building or any part thereof, including the Premises, or redesign the Building or any part thereof, and such works would make it impossible for Party B to use the Premises normally, or would potentially or actually cause danger or loss to the personal and property safety of Party B, Party A shall have the right to terminate the Lease Agreement by giving Party B a written notice six (6) months prior, and shall compensate Party B for the direct losses suffered thereby. Party B shall return the Premises to Party A on the specified date in accordance with Article 8.1.1 of this Supplementary Agreement.

23. Representations and warranties

23.1	Representations and warranties of Party A

Party A makes the following representations and warranties:

(1)	It is the legitimate owner of the Premises;

(2)	Its representative signing the Lease Agreement has obtained all necessary authorizations;

(3)	The Lease Agreement is valid and legally binding upon it;

(4)	Unless otherwise agreed herein, it shall not do anything that will interfere with or affect Party B’s normal use of the Premises as agreed herein;

(5)	It knows and is willing to strictly abide by the anti-commercial bribery laws of the People’s Republic of China, and knows that any form of bribery and embezzlement will violate the law and be severely punished by the law. It knows that it shall not ask for, accept, offer or give any benefits other than those stipulated in the Lease Agreement from or to the other party or its handlers or other relevant personnel, including but not limited to explicit discount, hidden discount, cash, gift cards, goods, securities, travel or other non-material benefits, etc. However, if such benefits are the trade practice or common practice, they shall be expressly stated in the Lease Agreement.

23.2	Representations and warranties of Party B

Party B represents and warrants hereunder that during the Term hereof:

(1)	It is duly organized, validly existing and fully qualified under the laws of its place of incorporation or registration;

(2)	It has all necessary powers, authorizations and approvals for the execution of the Lease Agreement and has all necessary powers, authorizations and approvals for the full performance of each of its obligations hereunder;

(3)	Its representative signing the Lease Agreement is fully authorized and binds Party B to the Lease Agreement in accordance with valid authorization documents;

(4)	All funds delivered to Party A by it (including but not limited to security deposit, rent, etc.) are from legitimate sources, and the identity information submitted to Party A for record (including but not limited to legal representative identity card, business license, actual controller information, etc.) is true and reliable;

(5)	On the effective date hereof, the Lease Agreement shall constitute a legal, valid and binding obligation on it;

(6)	Upon signing the Lease Agreement, the Property Management Company designated by Party A has presented the Property Management Contract and all relevant documents to Party B, and Party B clearly understands all the contents and fully accepts the charging standard and agreement;

(7)	Its execution of the Lease Agreement and performance of its obligations hereunder will not be in conflict with, or constitute a breach of its articles of association, business license, memorandum of association, or any law, regulation, authorization, license or approval of any government agency or department, or any agreement to which Party B may be bound or any provision thereof;

(8)	There are no pending lawsuits, arbitrations, orders or legal, administrative or other proceedings or governmental investigations aiming at or relating to the subject matter of the Lease Agreement or which may in any way affect Party B’s execution or performance of the Lease Agreement and, to the best of its knowledge, there are no such proceedings threatened;

(9)	Party B confirms when signing the Lease Agreement with Party A, Party A has informed it that the Building/Premises is unsecured;

(10)	It is not the parent company, subsidiary, a company with a controlling interest or its affiliates of the major unit holder of Yuexiu Enterprise (Holdings) Limited, Yuexiu Property Company Limited, Yuexiu Real Estate Investment Trust Asset Management Co., Ltd. or Yuexiu Real Estate Investment Trust (00405.HK), or a contact person or other associated person of the CEO or director of the said company;

(11)	It knows and is willing to strictly abide by the anti-commercial bribery laws of the People’s Republic of China, and knows that any form of bribery and embezzlement will violate the law and be severely punished by the law. It knows that it shall not ask for, accept, offer or give any benefits other than those stipulated in the Lease Agreement from or to the other party or its handlers or other relevant personnel, including but not limited to explicit discount, hidden discount, cash, gift cards, goods, securities, travel or other non-material benefits, etc. However, if such benefits are the trade practice or common practice, they shall be expressly stated in the Lease Agreement.

24. Entire agreement

The Lease Agreement constitutes the entire agreement between Party A and Party B with respect to the matters covered herein and supersedes all prior oral and written agreements with respect to the matters contained herein. Both Parties have paid full attention to any provision of the Lease Agreement, including but not limited to the respective or joint limitation or exemption from liability of Party A and Party B, and both Parties agree to confirm the foregoing by signing the Lease Agreement.

25. Special provisions

The contents (if any) set forth in Schedule III hereto shall be the supplement or amendment made by the Parties hereto in relation to the relevant provisions hereof. In case of any inconsistency between other provisions hereof and the contents in Schedule III, the provisions in Schedule III shall prevail.

26. Severability

All provisions of the Lease Agreement shall be in line with applicable laws and regulations of China and be independently interpreted according to such regulations. Such provisions shall be severable and independent provisions. Therefore, any provision that is invalid or becomes invalid, illegal or unenforceable shall be deleted from the Lease Agreement and shall not affect the validity, legality or enforceability of any other provision.

27. Governing law and jurisdiction

The conclusion, interpretation and performance of the Lease Agreement and the settlement of disputes in connection with the Lease Agreement shall be governed by the laws of the People’s Republic of China. The Lease Agreement shall be governed by the laws of the People’s Republic of China.

28. Dispute resolution and performance

28.1	Dispute resolution

All disputes, differences or claims arising under or in connection with the Lease Agreement (the “Disputes”) shall be settled by the Parties through friendly negotiation. If a dispute cannot be settled through negotiation, both Parties agree to file a lawsuit with the competent people’s court of the place where the Premises are located.

28.2	Continued performance

During the dispute or settlement hereunder, except for the matters in dispute, both Parties shall continue to perform other provisions of the Lease Agreement.

29. Confidentiality

29.1	Party B and its agents, managers, employees, contractors, lawyers or other professional consultants shall keep confidential all the terms, provisions and agreements hereof and the process of discussing, making and signing hereof.

29.2	Both Parties agree not to disclose the terms and conditions of the Lease Agreement, especially the rent, to the media or the public as far as possible (except for the requirements of government departments and judicial organs and the disclosure requirements of listed companies).

30. Notice

30.1	Any notice, payment demand or other communication sent pursuant to the Lease Agreement shall be sent in the manner as agreed herein, and the address, telephone number, fax number or addressee of each party shall be as set forth in Schedule II.

30.2	If either Party changes any information such as the address, fax number or addressee set forth in Schedule II hereto, it shall expressly inform the other party of such change by written notice in accordance with this Article 30.

30.3	Party A’s notice to Party B shall be deemed to have been effectively served if delivered in person, by express delivery or by lien (7 days after the notice is placed in an appropriate location on the Premises) to the mailing address stated herein (or the mailing address subsequently given by Party B in writing). If Party B fails to notify Party A in writing in time of its change of mailing address, Party B refuses to receive the notice, or the notice sent by Party A by express delivery is returned or not served for reasons attributable to Party B, such notice shall be deemed to have been effectively served from the date of return or 3 days after sending, and Party B shall bear the relevant consequences.

30.4	Party B’s notice to Party A shall be deemed to have been effectively served if delivered in person, by express delivery or by lien (7 days after the notice is placed in an appropriate location on the Premises) to the mailing address stated herein (or the mailing address subsequently given by Party A in writing). If Party A fails to notify Party B in writing in time of its change of mailing address, Party A refuses to receive the notice, or the notice sent by Party B by express delivery is returned or not served for reasons attributable to Party A, such notice shall be deemed to have been effectively served from the date of return or 3 days after sending, and Party A shall bear the relevant consequences.

30.5	The Parties agree that the mailing address hereof shall also serve as the judicial service address, which shall be binding upon both Parties.

31. Contents, headings or indexes

The contents, headings or indexes of the Lease Agreement are for convenience only and do not form part of the Lease Agreement, and no provision of the Lease Agreement shall be interpreted in accordance with or affected or limited by its contents, headings or indexes in its interpretation or elaboration.

32. Amendment, supplement, deletion or alteration of the Lease Agreement

Any amendment, supplement, deletion or alteration of the Lease Agreement shall be made in writing and take effect after being signed and stamped with the official seal of each party.

33. Writing and signing in Chinese

The Lease Agreement is written and signed in Chinese. If there is an English translation, the English version is for reference only. Party A does not warrant that the meaning and expression of the contents and wording in the English translation are exactly the same as those in the Chinese version. In case of any discrepancy or difference in meaning, the Chinese version shall prevail.

34. Counterparts and legal effect

The Lease Agreement shall be made in seven copies, with four copies to Party A, two copies to Party B, and the remaining one copy to the street (town) housing management service center for filing, each with the same legal effect.

35. Effectiveness

The Lease Agreement shall take effect as of the date when it is signed and sealed by the Parties.

36. Schedules and exhibits

The schedules and exhibits to this Supplementary Agreement include:

Schedule I: Information on the Premises

Schedule II: Details of Party A and Party B

Schedule III: Special Provisions

Schedule IV: Premises Handover Form

Exhibit I: Return of the Premises and List of Equipment and Facilities

Exhibit II: Copy of the Property Ownership Certificate and Floor Plan of the Premises

Schedule I

Information on the Premises

Part I

Scheduled Delivery Date/Lease commencement date:	May 16, 2022

Term:	The Term hereof is [37 months and 16 days] from May 16, 2022 to June 30, 2025
Area:	The Parties confirm that the rentable area of Premises is 125.0000 square meters

Part II

Rent:

Monetary unit: RMB

Term	Unit	Rent		VAT	Total
		In number	In words	In number	In number
May 16, 2022 - June 30, 2022	Monthly rent	16,786.00	Sixteen thousand seven hundred and eighty-six	839.30	17,625.30
July 1, 2022 - May 31, 2024	Monthly rent	16,786.00	Sixteen thousand seven hundred and eighty-six	839.30	17,625.30
June 1, 2024 - June 30, 2025	Monthly rent	17,794.00	Seventeen thousand seven hundred and ninety-four	889.70	18,683.70

Part III

Property service fee:

See the Property Management Contract for the property service fee of the Premises.

Part IV

Purpose:

The Premises shall only be used for Party B’s office purposes.

During the Term, Party B must obtain a valid business license (unified social credit code) and other necessary business documents.

Part V

Security deposit

The security deposit is RMB [56,051.10].

Schedule II

Details of Party A and Party B

Party A:	Moon King Limited
Mailing address:	7/F, 114 East Sports Road, Tianhe District, Guangzhou
Authorized representative:	Lin Deliang
Contact:	Li Shaohua
Tel:	[***********]

Party B/Business name:	Shanghai Fendan Information Technology Co., Ltd.
Registered address:	Room 296-13, Building 3, 2111 Beiyan Road, Chongming District, Shanghai (Chongming Forest Tourism Park)
Mailing address:	Room 1302, 116 East Sports Road, Tianhe District, Guangzhou
Legal representative:	Chunjie Xu
Contact:	Mudan Yang
Tel.:	[***********]

Schedule III

Special Provisions

1. Rent concession:

On the premise that Party B fully performs its obligations and responsibilities under the Lease Agreement, Party B may enjoy rent concession for a certain period of time as follows:

The rent payable for the period from May 16, 2022 to June 30, 2022 is RMB [25,450.00], and the current concessionary rent (paid rent) is RMB [16,786.00], as detailed in Article 5.3 hereof;

The above concession does not include property service fee and other fees.

If the Lease Agreement is terminated in advance due to reasons on the part of Party B, it shall be deemed that Party B is not entitled to such rent concession from the beginning without affecting Party A’s other rights hereunder, and Party B shall immediately pay Party A all the rent and corresponding VAT payable during such period.

----------------------------------------------------------------------	[Special Provisions]	----------------------------------------------------------------------

None

Schedule IV

Premises Handover Letter

Party A and Party B hereby confirm that Party A has delivered Room 1302, East Tower of Fortune Plaza (Moon King) (the “Premises”) to Party B on May 16, 2022 in the existing conditions of decorations, ancillary facilities and equipment agreed in Exhibit I to the Premises Lease Agreement (No.: YFCZZ(2022) No.015) signed by the Parties on May 16, 2022. Party B confirms that Party A has fully fulfilled the obligations of delivering the Premises in accordance with the provisions of the Lease Agreement, and Party B has taken over the Premises.

This Handover Letter shall take effect after it is signed by the Parties.

Party A:	Party B:

Entrusted agent:	Entrusted agent:

Lessor (Party A):	Moon King Limited (Stamp)	Lessee (Party B):	Shanghai Fendan Technology Co., Ltd. (Stamp)

Authorized representative:	Deliang Lin	Legal representative:	Chunjie Xu (Stamp)

Address:	7/F, 114 East Sports Road, Tianhe District, Guangzhou	Address:	Room 1302, 116 East Sports Road, Tianhe District, Guangzhou

Tel.:	[***********]	Tel.:	[***********]

Handler:	Shaohua Li	Handler:	Mudan Yang

Date:	May 11, 2022	Date:	May 11, 2022

Brokerage firm: Guangzhou Yuanxing Real Estate Brokerage Co., Ltd.

Broker name:

Broker’s qualification certificate number:

Exhibit I

See Article 8.1 of the Supplementary Agreement to “Guangzhou Premises Lease Agreement” for details.

Exhibit II

Copy of the Property Ownership Certificate and Floor Plan of the Premises

[Omitted]